SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549

                             FORM 8-K
         Current Report Pursuant to Section 13 or 15(d) of
                    The Securities Act of 1934

Date of Report (Date of earliest event reported):
                       October 7, 1997.

                 HOME PROPERTIES OF NEW YORK, INC.
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      (Exact name of registrant as specified in its charter)

     Delaware                 1-13136               16-1455126
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(State or other jurisdiction  (Commission        (IRS Employer
 of incorporation)            File Number)    Identification No.)

          850 Clinton Square, Rochester, New York  14604
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       (Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code: (716)246-4150

                          Not Applicable
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  (Former name or former address, if changed since last report.)

ITEM  2.  ACQUISITION OR DISPOSITION OF ASSETS

          Home Properties of New York, L.P. (the "Operating Partnership"), a New York limited partnership, of which Home Properties of New York, Inc. ("Home Properties" or "Registrant") is the sole general partner, has entered into an agreement to acquire 11 multifamily residential communities in suburban communities surrounding Detroit, Michigan.

          On October 7, 1997, Home Properties entered into a contribution agreement with nine Michigan limited partnerships affiliated with the Lewiston-Smith Realty Corporation to acquire 3,106 apartment units located in eleven communities in suburban markets in the area surrounding Detroit, Michigan. The aggregate consideration of $105,000,000, plus closing costs and adjustments, will be paid by issuance of approximately $70 million of units of limited partnership interest in the Operating Partnership and the assumption of a mortgage in the principal amount of approximately $35,000,000. Home Properties expects to modify the amount and terms of the assumed mortgage effective upon the closing. Consummation of the purchase is subject to various conditions precedent, including consent of the lender to the assumption of the mortgage and other customary conditions. In connection with the acquisition, the Operating Partnership will agree to hold and operate the properties and make certain allocations in the future to preserve the tax-deferred nature of the acquisition to the selling partnerships for a period of ten years. The selling partnerships will agree to hold their limited partnership units for three years after the closing of the transactions. A copy of the Contribution Agreement is filed as an exhibit to this Report.

          Closing of the acquisition is expected to occur in the fourth quarter of 1997. None of the sellers of the Detroit properties are affiliated with Home Properties, the Operating Partnership or their directors, officers or affiliates.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

     a.   Financial Statements of Businesses Acquired.
          None
     b.   Pro Forma Financial Information.
          None.
     c.   Exhibits


          99   Additional Exhibits

               .1 Contribution Agreement, dated October __, 1997 between Home Properties of New York, L.P. and Berger/Lewiston Associates Limited Partnership; Stephenson-Madison Heights Company Limited Partnership; Kingsley-Moravian Company Limited Partnership; Woodland Garden Apartments Limited Partnership; B&L Realty Investments Limited Partnership; Southpointe Square Apartments Limited Partnership; Greentrees Apartments Limited Partnership; Big Beaver-Rochester Properties Limited Partnership; Century Realty Investment Company Limited Partnership

                            SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  October 7, 1997
                              Home Properties of New York, Inc.



                              By:/s/ Amy L. Tait
                                 ------------------------------
                                 Amy L. Tait,
                                 Executive Vice President